Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
	2020	2019	Change	Weather Adjusted Change	2020	2019	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	43,547	48,434	(10.1)%		87,811	93,601	(6.2)%

Total Retail Sales-	32,460	36,752	(11.7)%	(7.5)%	66,505	71,117	(6.5)%	(3.7)%
Residential	10,879	11,520	(5.6)%	4.7%	21,745	22,421	(3.0)%	3.8%
Commercial	10,531	12,386	(15.0)%	(11.5)%	21,470	23,372	(8.1)%	(6.3)%
Industrial	10,886	12,662	(14.0)%	(14.0)%	22,952	24,951	(8.0)%	(8.0)%
Other	164	184	(11.3)%	(11.3)%	338	373	(9.4)%	(9.2)%

Total Wholesale Sales	11,087	11,682	(5.1)%	N/A	21,306	22,484	(5.2)%	N/A

(In Thousands of Customers)

					Period Ended June
					2020	2019	Change
Regulated Utility Customers-
Total Utility Customers-					8,580	8,477	1.2%
Total Traditional Electric					4,305	4,246	1.4%
Southern Company Gas					4,275	4,231	1.0%